REVOLVING LINE OF CREDIT NOTE


$2,000,000.00                                          San Francisco, California
                                                                October 30, 2000

         FOR VALUE RECEIVED, the undersigned OPTICNET, INC. ("Borrower") promises to pay to the order of BEI TECHNOLOGIES, Inc. ("Lender") at its office at One Post Street, Suite 2500, San Francisco, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

                                  DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth below, and any other term defined in this Note shall have the meaning set forth at the place defined:

         "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

INTEREST

         (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at the rate of prime plus 1.5% per annum.

         (b) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each quarter, commencing the first of the quarter after any borrowing hereunder.

         (c) Late Charge. From and after September 28, 2002, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest set forth above and otherwise applicable to this Note.

BORROWING AND REPAYMENT:

         (a) Borrowing and Repayment. Borrower may from time to time during the term of this instrument borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided, however, that the total outstanding principal amount of the borrowings under this Note shall not at any time exceed $2,000,000. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by

                                       1.

the holder hereof less the amount of principal payments made hereon by or for the Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on September 28, 2002.

         (b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder upon five (5) Business Days' prior written request by the Chief Financial Officer, Corporate Secretary or Treasurer of the Borrower, any one acting alone who is authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above.

         (c) Application of Payments. Each payment made on this Note shall be credited first, to any accrued interest and second, to the outstanding principal balance hereof.

PREPAYMENT:

         Borrower may prepay principal on any portion of this Note at any time, in any amount and without penalty.

COMPLIANCE WITH OTHER AGREEMENTS:

         The obligation of the Lender to advance sums under this Note is subject to (1) the Lender's own ability to borrow under the terms and conditions of that certain Credit Agreement between BEI Technologies, Inc. and its wholly-owned subsidiary, BEI Sensors & Systems Company, Inc., and Wells Fargo Bank, National Association dated as of December 15, 1998, as amended from time to time (the "Credit Agreement"), (2) no event of default having occurred as defined within the Credit Agreement and being continuing and (3) the advance of sums hereunder not causing an event of default to occur for the Lender under that certain Credit Agreement. In the event that as of the date of any requested borrowing hereunder, Lender shall be unable to advance sums to the Borrower as set forth above, Lender shall (i) immediately provide notice to Borrower of the non-availability of sums hereunder as of such date and (ii) arrange for the advance to Borrower of such sums requested hereunder as soon as feasible after such date.

MISCELLANEOUS:

         (a) Remedies. Upon the occurrence of any Event of Default or Change in Control (each as defined below), the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights including, without limitation, the collection of any amounts which become due to the holder under this Note, and the defense of any action in any way related to this, whether incurred at the trial or appellate level, in an proceeding or otherwise, and

                                       2.

including any of the expenses and costs incurred by the holder of this Note, in connection with any adversary proceeding, contested matter or motion brought by Lender or any other person relating to the Borrower or any other person or entity.

         Each of the following events shall be an "Event of Default" hereunder:

         (i) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note within five calendar days after the date the same becomes due and payable;

         (ii) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing; or

         (iii) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

         A "Change in Control" shall mean: (i) any consolidation or merger of the Borrower with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Borrower immediately prior to such consolidation, merger, reorganization or recapitalization, own less than 65% of the surviving entity's voting securities immediately after such consolidation, merger, reorganization or recapitalization, (ii) any transaction or series of related transactions resulting in the transfer of control of in excess of 65% of the Borrower's voting securities, or (iii) the sale or an agreement by the Borrower to sell all or substantially all of its assets.

          (b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within the state of California.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

OPTICNET, INC.



By:    __________________________________________

Name:  __________________________________________

Title: __________________________________________


                                       3.